Exhibit 10.1

XENITH BANKSHARES, INC.

Stock Award Agreement

Employee

THIS STOCK AWARD AGREEMENT (the “Agreement”), dated on [[GRANTDATE]], governs the Stock Award granted by XENITH BANKSHARES, INC., a Virginia corporation (the “Corporation”), to [[FIRSTNAME]] [[LASTNAME]] (the “Participant”), in accordance with and subject to the provisions of the Xenith Bankshares, Inc. 2012 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Stock Award. In accordance with the Plan, and effective as of [[GRANTDATE]] (the “Date of Grant”), the Corporation granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of [[SHARESGRANTED]] shares of Common Stock (the “Stock Award”).

2. Vesting. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b), (c), (d) and (e) below.

(a) Continued Employment. The Participant’s interest in the number of whole shares of Common Stock that most nearly equals (but does not exceed) one-third of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the first anniversary of the Date of Grant if the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until such date. The Participant’s interest in an additional number of shares of Common Stock that most nearly equals (but does not exceed) one-third of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the second anniversary of the Date of Grant if the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until such date. The Participant’s interest in the remaining shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the third anniversary of the Date of Grant if the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until such date.

(b) Change in Control. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date of a Change in Control if the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until such date.

(c) Death or Disability. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Corporation and its Subsidiaries ends if (i) such employment ends on account of the Participant’s death or because of the Participant’s Disability and (ii) the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until the date such employment ends on account of the Participant’s death or Disability.

(d) Termination of Employment Without Cause. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Corporation and its Subsidiaries ends if (i) such employment is terminated by the Corporation or a Subsidiary without Cause and (ii) the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until the date such employment ends on account of a termination by the Corporation or a Subsidiary without Cause.

(e) Resignation With Good Reason. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested) shall become vested and nonforfeitable on the date that the Participant’s employment by the Corporation and its Subsidiaries ends if (i) such employment is terminated by the Participant with Good Reason and (ii) the Participant remains in the continuous employ of the Corporation or a Subsidiary from the Date of Grant until the date such employment ends on account of the Participant’s resignation with Good Reason. For purposes of this Agreement, the Participant’s resignation shall be with Good Reason if the Participant resigns in accordance with the “Good Reason” termination provisions of the employment agreement between the Participant and the Corporation or a Subsidiary as in effect on the Date of Grant.

Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date that the Participant’s employment by the Corporation and its Subsidiaries ends shall be forfeited on the date that such employment terminates.

3. Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4. Shareholder Rights. The Participant shall not have any rights as a shareholder of the Corporation with respect to the shares of Common Stock covered by the Stock Award until the date that the shares of Common Stock become vested and nonforfeitable. Within 30 days after shares of Common Stock become vested and nonforfeitable the Corporation will pay the Participant a cash amount equal to the total amount of dividends (without interest) paid on that number of shares of Common Stock on and after the Date of Grant and until the date that the shares of Common Stock covered by the Stock Award become vested and nonforfeitable. The Participant hereby appoints the Corporation’s [Secretary] as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Corporation and cancel any shares of Common Stock covered by the Stock Award that are forfeited under Section 2.

5. Fractional Share. The Participant may become vested and have a nonforfeitable right under the Stock Award only to whole shares of Common Stock. If the terms of the Stock Award would entitle the Participant to become vested or have a nonforfeitable right in a fractional share of Common Stock, such fractional share shall be disregarded or forfeited.

6. No Right to Continued Employment. This Agreement and the grant of the Stock Award does not give the Participant any rights with respect to continued employment by the Corporation or a Subsidiary. This Agreement and the grant of the Stock Award shall not interfere with the right of the Corporation or a Subsidiary to terminate the Participant’s employment.

7. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia except to the extent that Virginia law would require the application of the laws of another state.

8. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

9. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

10. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Corporation and the Participant have executed this Agreement as of the date first set forth above.

[[FIRSTNAME]] [[LASTNAME]]

XENITH BANKSHARES, INC.

By:

Title: